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                                                                     EXHIBIT 2.4


                           EMPLOYEE MATTERS AGREEMENT

                                     BETWEEN

                               QUANTUM CORPORATION

                                       AND

                              SNAP APPLIANCES, INC.

                                 EFFECTIVE AS OF

                                OCTOBER____, 2000


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                                TABLE OF CONTENTS


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ARTICLE I DEFINITIONS..........................................................1

        1.1    Quantum.........................................................3
        1.2    Quantum Business................................................3
        1.3    Quantum Group...................................................3
        1.4    Quantum Employee................................................3
        1.5    Quantum Stock Value.............................................4
        1.6    Affiliate.......................................................1
        1.7    Agreement.......................................................1
        1.8    Ancillary Agreements............................................1
        1.9    California State Disability Insurance...........................1
        1.10   COBRA...........................................................2
        1.11   Code............................................................2
        1.12   Distribution....................................................2
        1.13   Distribution Date...............................................2
        1.14   Employee Agreement..............................................2
        1.15   ERISA...........................................................2
        1.16   FMLA............................................................2
        1.17   Health and Welfare Plans........................................2
        1.18   Health Plans....................................................2
        1.19   IPO.............................................................2
        1.20   Leave of Absence Plans..........................................2
        1.21   Liabilities.....................................................3
        1.22   Nasdaq..........................................................3
        1.23   Option..........................................................3
        1.24   Participating Company...........................................3
        1.25   Person..........................................................3
        1.26   Plan............................................................3
        1.27   Ratio...........................................................4
        1.28   Registration Date...............................................4
        1.29   Snap............................................................4
        1.30   Snap Business...................................................4
        1.31   Snap Group......................................................4
        1.32   Snap Employee...................................................4
        1.33   Snap Stock Value................................................4
        1.34   Separation......................................................4
        1.35   Separation Agreement............................................4
        1.36   Separation Date.................................................5
        1.37   Stock Plan......................................................5
        1.38   Stock Purchase Plan.............................................5
        1.39   Subsidiary......................................................5
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                                TABLE OF CONTENTS
                                  (CONTINUED)


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        1.40   Supplemental Short-Term Disability Plan.........................5
        1.41   Voluntary Short-Term Disability Plan............................5
        1.42   401(k) Plan.....................................................5

ARTICLE II GENERAL PRINCIPLES..................................................5

        2.1    Liabilities.....................................................5
        2.2    Establishment of Snap Plans.....................................5
        2.3    Snap Under No Obligation to Maintain Plans......................6
        2.4    Snap's Participation in Quantum Plans...........................6
        2.5    Terms of Participation by Snap Employees in Snap Plans..........7
        2.6    Foreign Plans...................................................7

ARTICLE III DEFINED CONTRIBUTION PLAN..........................................7

        3.1    401(k) Plan.....................................................7

ARTICLE IV NON-QUALIFIED PLAN..................................................8

        4.1    Deferred Compensation Plan......................................8

ARTICLE V HEALTH AND WELFARE PLANS.............................................8

        5.1    Health Plans as of the Distribution Date........................8
        5.2    Health Plans from the Separation Date through the Distribution .9
        5.3    Group Life Plan.................................................9
        5.4    Accidental Death & Dismemberment Plan...........................9
        5.5    Disability Plans................................................9
        5.6    Business Travel Accident Insurance.............................10
        5.7    Section 125 Plans..............................................10
        5.8    COBRA..........................................................10
        5.9    Workers' Compensation Plan.....................................10
        5.10   Leave of Absence Plans.........................................10

ARTICLE VI EQUITY AND OTHER COMPENSATION......................................11

        6.1    Bonus Plans....................................................11
        6.2    Quantum Options................................................11
        6.3    Stock Purchase Plan............................................12
        6.4    Stock Plan.....................................................12

ARTICLE VII ADMINISTRATIVE PROVISIONS.........................................13

        7.1    Sharing of Participant Information.............................13
        7.2    Costs and Expenses.............................................13

ARTICLE VIII EMPLOYMENT-RELATED MATTERS.......................................13
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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        8.1    Employee Agreements............................................13
        8.2    Terms of Snap Employment.......................................14
        8.3    Non-Solicitation of Employees..................................15
        8.4    Employment of Employees with United States Work Visas..........15
        8.5    Non-Termination of Employment; No Third-Party Beneficiaries....15
        8.6    Employment Litigation..........................................15

ARTICLE IX GENERAL PROVISIONS.................................................16

        9.1    Effect if Separation, IPO and/or Distribution Does Not Occur...16
        9.2    Relationship of Parties........................................16
        9.3    Governing Law..................................................16
        9.4    Assignment.....................................................16
        9.5    Severability...................................................16
        9.6    Interpretation.................................................16
        9.7    Amendment......................................................17
        9.8    Termination....................................................17
        9.9    Conflict.......................................................17
        9.10   Counterparts...................................................17
        9.11   Dispute Resolution.............................................17
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                           EMPLOYEE MATTERS AGREEMENT


      This EMPLOYEE MATTERS AGREEMENT (the "Agreement") is entered into on October___, 2000, between Quantum Corporation, a Delaware corporation, and Snap Appliances, Inc., a Delaware corporation. Capitalized terms used herein (other than the formal names of Quantum Plans (as defined below) and related trusts of Quantum) and not otherwise defined, shall have the respective meanings assigned to them in Article I or as they may be defined elsewhere in this Agreement.

      WHEREAS, the Board of Directors of Quantum has determined that it is in the best interests of Quantum and its shareholders to separate Quantum's existing businesses into two (2) independent businesses, Quantum and Snap; and

      WHEREAS, in furtherance of the foregoing, Quantum and Snap have agreed to enter into this Agreement to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation, benefit plans, programs and arrangements, and certain employment matters;

      NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

      Wherever used in this Agreement, the following terms shall have the meanings indicated below or as such term may be defined elsewhere in this Agreement, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:

      1.1 Affiliate. "Affiliate" means, with respect to any specified Person, any entity that Controls, is Controlled by, or is under common Control with such Person. For this purpose, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by control, or otherwise.

      1.2 Agreement. "Agreement" means this Employee Matters Agreement, including all the Schedules hereto, if any, and all amendments made hereto from time to time.

      1.3 Ancillary Agreements. "Ancillary Agreements" has the meaning set forth in Section [ ] of the Separation Agreement.

      1.4 California State Disability Insurance. "California State Disability Insurance" means the disability insurance made available and administered by the State of California to employers and employees.

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      1.5 COBRA. "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation
Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

      1.6 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      1.7 Distribution. "Distribution" has the meaning set forth in the Recitals of the Separation Agreement.

      1.8 DSS. "DSS" means Quantum's DLT & Storage Systems Group.

      1.9 Distribution Date. "Distribution Date" has the meaning set forth in Section [__] of the Separation Agreement.

      1.10 Employee Agreement. "Employee Agreement" has the meaning set forth in
Section 8.1 hereof.

      1.11 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      1.12 FMLA. "FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

      1.13 Health and Welfare Plans. "Health and Welfare Plans," when immediately preceded by "Quantum," means the Quantum Health Plans, the Quantum Code Section 125/Flexible Spending Plan (the "Quantum 125 Plan"), established and maintained by Quantum for the benefit of eligible employees of Quantum, and such other welfare plans or programs as may apply to such employees through the Distribution Date. When immediately preceded by "Snap," Health and Welfare Plans means the Snap Health Plans, the Snap Code Section 125/Flexible Spending Plan (if applicable) (the "Snap 125 Plan"), established and maintained by Snap for the benefit of eligible employees of Snap, and such other welfare plans or programs that Snap may establish.

      1.14 Health Plans. "Health Plans," when immediately preceded by "Quantum," means the medical, HMO, vision, and dental plans and any similar or successor Plans. When immediately preceded by "Snap," "Health Plans" means the medical, HMO, vision and dental plans that may be established by Snap.

      1.15 IPO. "IPO" has the meaning set forth in the Recitals of the Separation Agreement.

      1.16 Leave of Absence Plans. "Leave of Absence Plans," when immediately preceded by "Quantum," means the personal, medical/disability, military, FMLA and other leave of absence programs that are offered, or may in the future be offered, from time to time under the personnel policies and practices of Quantum. When immediately preceded by "Snap," "Leave of Absence Plans" means the leave of absence programs that may be established by Snap.

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      1.16 Liabilities. "Liabilities" means all debts, liabilities, guarantees, assurances, commitments, and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto. For this purpose, "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

      1.17 Nasdaq. "Nasdaq" means the Nasdaq National Market.

      1.18 Option. "Option," when immediately preceded by "Quantum," means an option to purchase Quantum's DLT & Storage Systems group common stock pursuant to an Quantum Stock Plan. When immediately preceded by "Snap," "Option" means an option to purchase Snap common stock pursuant to a Snap Stock Plan.

      1.19 Participating Company. "Participating Company" means: (a) Quantum;
(b) any Person (other than an individual) that Quantum has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by Quantum; and (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

      1.20 Person. "Person" has the meaning as set forth in Section [___] of the Separation Agreement.

      1.21 Plan. "Plan" means any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees, directors or consultants of Quantum or Snap.

      1.22 Quantum. "Quantum" means the Quantum Business and the Quantum Group.

      1.23 Quantum Business. "Quantum" has the meaning set forth in Section [__] of the Separation Agreement.

      1.24 Quantum Group. "Quantum Group has the meaning set forth in Section [__] of the Separation Agreement.

      1.25 Quantum Employee. "Quantum Employee" means an individual who is: (a) on the Separation Date actively employed by, or on leave of absence from, Quantum (b) an employee or group of employees designated as Quantum Employees by Quantum and Snap, by mutual agreement; or (c) an employee of Quantum or Snap who, prior to the Distribution Date, is on, or begins, a disability leave of absence until the earlier of (i) the employee's termination of employment, (ii) the passage of [SIX] months as measured from the employee's last day of active work, or (iii) the employee is medically released to return to work.


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      1.26 Quantum Stock Value. "Quantum Stock Value" means the closing per-share price of Quantum's DLT& Storage Systems group common stock as listed on the New York Stock Exchange on the last trading day before the Distribution.

      1.27 Ratio. "Ratio" means the ratio determined by dividing the Snap Stock Value by the Quantum Stock Value.

      1.28 Registration Date. "Registration Date" means the date on which the IPO Registration Statement (as defined in the Separation Agreement) is declared effective by the Securities and Exchange Commission.

      1.29 Restricted Stock. "Restricted Stock" when immediately preceded by DSS Stock subject to forfeiture pursuant to the terms of the Quantum Plan. When immediately preceded by "Snap", "Restricted Stock" means Snap Stock subject to forfeiture pursuant to the terms of the Snap Plan.

      1.30 Separation. "Separation" has the meaning set forth in the Recitals of the Separation Agreement.

      1.31 Separation Agreement. "Separation Agreement" means the Master Separation and Distribution Agreement, dated as of [OCTOBER ___, 2000], of which this is Exhibit [__] thereto.

      1.32 Separation Date. "Separation Date" has the meaning set forth in Section [__] of the Separation Agreement.

      1.33 Snap. "Snap" means the Snap Business and the Snap Group.

      1.34 Snap Business. "Snap" Business" has the meaning as set forth in Section [__] of the Separation Agreement.

      1.35 Snap Group. "Snap" Group" has the meaning as set forth in Section [___] of the Separation Agreement.

      1.36 Snap Employee. "Snap Employee" means any individual who: (a) is actively employed by Snap on the Separation Date; (b) moves to the employ of Snap from the employ of Quantum; (c) an employee or group of employees designated as Snap Employees by Quantum and Snap, by mutual agreement, or (d) an individual hired by Snap on or after the Separation Date.

      1.37 Snap Stock Value. "Snap Stock Value" means the opening per-share price of Snap common stock as listed on Nasdaq, as applicable, on the first trading day after the Distribution.

      1.38 Separation. "Separation" has the meaning set forth in the Recitals of the Separation Agreement.

      1.39 Separation Agreement. "Separation Agreement" means the Master Separation and Distribution Agreement, dated as of [OCTOBER ___, 2000], of which this is Exhibit [___] thereto.


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      1.39 Separation Date. "Separation Date" has the meaning set forth in
Section [__] of the Separation Agreement.

      1.40 Stock Plan. "Stock Plan," when immediately preceded by "Quantum," means any plan, program, or arrangement, other than the Stock Purchase Plan, pursuant to which employees, directors and consultants hold Options, Quantum Restricted Stock, or other Quantum equity incentives. "Stock Plan," when immediately preceded by "Snap," means any plan, program, or arrangement, other than the Stock Purchase Plan, pursuant to which employees, directors and consultants hold Options, Snap Restricted Stock, or other Snap equity incentives.

      1.41 Stock Purchase Plan. "Stock Purchase Plan," when immediately preceded by "Quantum," means the Quantum Employee Stock Purchase Plan. When immediately preceded by "Snap," "Stock Purchase Plan" means the employee stock purchase plan to be established by Snap.

      1.42 Subsidiary. "Subsidiary" has the meaning set forth in Section 7.33 of the Separation Agreement.

      1.43 Short-Term Disability Plan. Short Term Disability Plan means the disability plan offered by Quantum that is offered to Quantum employees who are not employed in California.

      1.44 California Voluntary Disability Plan. The California Voluntary Disability Plan means the disability plan offered by Quantum that is offered to eligible individuals that covers Quantum Employees who are employed in California and that is offered in lieu of California State Disability Insurance.

      1.45 401(k) Plan. "401(k) Plan," when immediately preceded by Quantum means the qualified retirement plan of Quantum. When immediately preceded by Snap, "401(k) Plan" shall mean the qualified retirement plan that Snap shall establish, sponsor, and maintain effective as of the Distribution Date or such other date as Quantum and Snap may mutually agree.


                                   ARTICLE II

                               GENERAL PRINCIPLES

      2.1 Liabilities. Except as specified otherwise in this Agreement or as mutually agreed upon by Snap and Quantum from time to time, effective as of the Separation Date, Snap shall pay to Quantum an amount that equals [ percent
( %)] of Snap's adjusted payroll charges during the time from the Separation Date up to the Distribution Date. Except as specified otherwise in this Agreement or as mutually agreed upon by Snap and Quantum, any Liability incurred with respect to Quantum Plans by Snap as a Participating Company up to the Distribution Date shall be borne solely by Quantum, and any Liability incurred with respect to Snap Plans, as then, or in the future, may be established, from the Distribution Date forward will be borne solely by Snap.

      2.2 Establishment of Snap Plans.

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          (a) Health and Welfare Plans. Except as specified otherwise in this
Agreement, effective as of the Distribution Date (or such other date(s) as Quantum and Snap may mutually agree), Snap shall adopt the Snap Health and Welfare Plans.

          (b) 401(k) Plan. Effective as of the Distribution Date (or such other date as Quantum and Snap may mutually agree), Snap shall establish, or cause to be established, a separate trust, which is intended to be tax-qualified under Code Section 401(a), to be exempt from taxation under Code Section 501(a)(1), and to form the Snap 401(k) Plan.

          (c) Equity and Other Compensation. Except as specified otherwise in this Agreement, effective on or before the IPO (or such other date(s) as Quantum and Snap may mutually agree), Snap shall adopt the Snap Stock Plans. Effective on or before the Registration Date (or such other date as Quantum and Snap may mutually agree), Snap shall adopt the Snap Stock Purchase Plan.

          (d) Other Plans. Except as otherwise specified in this Agreement, effective as of the Distribution Date Snap shall adopt certain Snap Plans that are specifically tied to its payroll practices, including, without limitation, such Plans that Snap deems appropriate.

      2.3 Snap Under No Obligation to Maintain Plans. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Snap, at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Snap Plan, any benefit under any Snap Plan or any trust, insurance policy or funding vehicle related to any Snap Plans, or any employment or other service arrangement with Snap Employees, consultants or vendors (to the extent permitted by law).

      2.4 Snap's Participation in Quantum Plans.

          (a) Participation in Quantum Plans. Except as specified otherwise in this Agreement or as Quantum and Snap may mutually agree, Snap shall, until the Distribution Date, continue to be a Participating Company in the Quantum Plans.

          (b) Quantum's General Obligations as Plan Sponsor. To the extent that Snap is a Participating Company in any Quantum Plan, Quantum shall continue to administer, or cause to be administered, in accordance with its terms and applicable law, such Quantum Plan, and shall have the sole and absolute discretion and authority to interpret the Quantum Plan, as set forth therein.

          (c) Snap's General Obligations as Participating Company. Snap shall perform, with respect to its participation in the Quantum Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation): (i) assistance in the administration of claims, to the extent requested by the claims administrator of the applicable Quantum Plan; (ii) full cooperation with Quantum Plan auditors, benefit personnel and benefit vendors; (iii) preservation of the confidentiality of all financial arrangements Quantum has or may have with any vendors, claims administrators, trustees, service providers or any other entity or individual with whom Quantum has entered into an agreement relating to the Quantum Plans; and (iv) preservation of the confidentiality of

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participant information (including, without limitation, health information in relation to leaves) to the extent not specified otherwise in this Agreement.

          (d) Termination of Participating Company Status. Except as specified otherwise in this Agreement or as mutually agreed upon by Snap and Quantum, effective as of the Distribution Date, Snap shall automatically cease to be a Participating Company in Quantum Plans.

     2.5 Terms of Participation by Snap Employees in Snap Plans

          (a) Non-Duplication of Benefits. Except as specified otherwise in this Agreement or as mutually agreed upon by Snap and Quantum, effective as of the Distribution Date, Quantum and Snap shall agree on methods and procedures, including amending the respective Plan documents, to prevent Snap Employees from receiving duplicate benefits from the Quantum Plans and the Snap Plans, except as may be set forth in Section 6.3 and Section 6.4 of this Agreement.

          (b) Service Credit. Except as specified otherwise in this Agreement, with respect to Snap Employees, Snap shall make reasonable efforts to provide that all service, all compensation and all other benefit-affecting determinations that, as of the Distribution Date, were recognized under the corresponding Quantum Plan shall, as of the Distribution Date, receive full recognition and credit and be taken into account under such Snap Plan to the same extent as if such items occurred under such Snap Plan, except to the extent that duplication of benefits would result.

      2.6 Foreign Plans. Snap and Quantum each intend that the matters, issues or Liabilities relating to, arising out of, or resulting from foreign plans and non-U.S.-related employment matters be handled in a manner that is in compliance with the requirements of applicable local law.


                                  ARTICLE III

                           DEFINED CONTRIBUTION PLAN

      3.1 401(k) Plan.

          (a) 401(k) Plan Trust. Effective as of the Distribution Date (or such other date as Quantum and Snap may mutually agree), Snap shall establish, or cause to be established, a separate trust, which is intended to be tax-qualified under Code Section 401(a), to be exempt from taxation under Code Section 501(a)(1), and to form the Snap 401(k) Plan.

          (b) 401(k) Plan: Assumption of Liabilities and Transfer of Assets. Effective as of the Distribution Date (or such other date as Quantum and Snap may mutually agree): (i) the Snap 401(k) Plan shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from Snap Employees under the Quantum 401(k) Plan; and (ii) Quantum shall cause the accounts of the Snap Employees under the Quantum 401(k) Plan that are held by its

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related trust to be transferred to the Snap 401(k) Plan and its related trust, and Snap shall cause such transferred accounts to be accepted by such Plan and its related trust. Snap and Quantum each agree to use their reasonable best efforts to accomplish this 401(k) Plan and related trust spin-off.

          (c) No Distribution to Snap Employees. The Quantum 401(k) Plan and the Snap 401(k) Plan shall provide that no distribution of account balances shall be made to any Snap Employee on account of Snap ceasing to be an Affiliate of Quantum as of the Distribution Date.


                                   ARTICLE IV

                               NON-QUALIFIED PLAN

      4.1 Deferred Compensation Plan.

          Snap shall, until the Distribution Date (or such other date as Quantum and Snap may mutually agree), continue to be a Participating Company in the Quantum deferred compensation plan (the "Deferred Compensation Plan"). Before the Separation Date, Quantum shall amend the Deferred Compensation Plan to provide that participants under the Deferred Compensation Plan who become Snap Employees will not be deemed to have a termination of employment until such time as the participant's employment with Snap is terminated. Snap shall promptly notify Quantum upon the termination of employment (or the occurrence of another distributable event) of a Snap Employee who is a participant in the Deferred Compensation Plan.


                                   ARTICLE V

                            HEALTH AND WELFARE PLANS

      5.1 Health Plans as of the Distribution Date.

          (a) Snap Health Plans. As of the Distribution Date (or such other date(s) as Quantum and Snap may mutually agree), Snap shall have established Snap Health Plans that will provide coverage for Snap Employees (and their eligible dependents). Effective as of the Distribution Date, Snap shall cease to be a Participating Company in the Quantum Health Plans, and Snap shall be solely responsible for (i) all Liabilities incurred with respect to such Snap Health Plans; and (ii) the administration of the Snap Health Plans, including, without limitation, the payment of all employer-related costs in establishing and maintaining the Snap Health Plans, and for the collection and remittance of employee premiums.

          (b) Pending Treatments. Notwithstanding Subsection 5.1(a) above, all courses of treatment that have begun prior to the Distribution date with respect to Snap Employees (or their eligible dependents) under the applicable Quantum Health Plan shall be provided without interruption under the applicable Quantum Health Plan until the earlier of: (i) such course of treatment is concluded or discontinued or (ii) ninety (90) days from the date

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medical attention was last received with respect to such course of treatment
("Uninterrupted Treatment"). For purposes of this Section 5.1(b) only, courses of treatment means that a Snap Employee, prior to the Distribution Date, has received, and at the Distribution Date is still receiving, medical treatment for a specific illness or injury and such Uninterrupted Treatment is applicable only to that specific illness or injury.

          (c) Vendor Arrangements. If requested by Snap, Quantum shall use reasonable efforts in assisting Snap to procure, effective as of the Distribution Date (or such other date(s) as Quantum and Snap may mutually agree), Snap Health Plans.

          (d) No Status Change. The transfer or other movement of employment between Quantum to Snap at any time upon or before the Distribution Date shall neither constitute nor be treated as a "status change" or termination of employment under the Quantum Health Plans or the Snap Health Plans.

      5.2 Health Plans from the Separation Date through the Distribution Date. Except as otherwise agreed by Quantum and Snap, for the period beginning with the Separation Date and ending on the Distribution Date (or such other period as Quantum and Snap may mutually agree), Snap shall be a Participating Company in the Quantum Health Plans. Quantum shall administer and be responsible for claims incurred under the Quantum Health Plans by Snap Employees before the Distribution Date, subject to the limitations as set forth in Section 5.1(b). Any determination made or settlements entered into by Quantum with respect to such claims shall be final and binding. Quantum shall retain financial and administrative ("run-out") Liability and all related obligations and responsibilities for all claims incurred by Snap Employees before the Distribution Date, subject to the limitations as set forth in Section 5.1(b).

      5.3 Group Life Plan. Snap shall, until the Distribution Date (or such other date as Quantum and Snap may mutually agree), continue to be a Participating Company in any Quantum group life insurance plan or arrangement.

      5.4 Survivor Income Protection Plan. Snap shall, until the Distribution Date (or such other date as Quantum and Snap may mutually agree), continue to be a Participating Company in any Quantum survivor income protection plan.

      5.5 Accidental Death & Dismemberment Plan. Snap shall, until the Distribution Date (or such other date as Quantum and Snap may mutually agree), continue to be a Participating Company in the Quantum accidental death & dismemberment Plan.

      5.6 Disability Plans.

          (a) Short-Term Disability Plan. Snap shall, until the Distribution Date (or such other date as Quantum and Snap may mutually agree), continue to be a Participating Company in the Quantum Short-Term Disability Plan. With respect to Snap Employees who are employed in California, said employees will be covered by the California Voluntary Disability Plan.

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          (b) Long-Term Disability Plan. Snap shall, until the Distribution Date
(or such other date as Snap and Quantum may mutually agree), continue to be a Participating Company in the Quantum long-term disability plan.

      5.7 Business Travel Accident Insurance. Snap shall, until the Distribution Date (or such other date as Snap and Quantum may mutually agree), continue to be a Participating Company in the Quantum business travel accident insurance Plan.

      5.8 Section 125 Plans.

          (a) Cafeteria Plan. Snap shall, until the Distribution Date (or such other date as Snap and Quantum may mutually agree), continue to be a Participating Company in the Quantum 125 Plan. Effective as of the Distribution Date, Snap may establish, in its sole discretion, a Snap 125 Plan for the benefit of Snap Employees.

          (b) Flexible Spending Account Plan. Snap shall, through December 31, 2000, continue to be a Participating Company in the health care reimbursement plan and dependent care reimbursement plan (the "Quantum Flexible Spending Accounts") of the Quantum 125 Plan, and beginning January 1, 2001 Snap shall cause to be implemented and shall sponsor a Snap health care spending account and dependent care spending account (the "Snap Flexible Spending Accounts") for the benefit of Snap Employees that is substantially similar to that of the Quantum Flexible Spending Accounts. From January 1, 2001 to the Distribution Date, or such other date as Quantum and Snap may mutually agree, Quantum will provide administrative services to Snap in relation to the Snap Flexible Spending Accounts.

      5.9 COBRA. Quantum shall be responsible for providing COBRA continuation coverage (for the applicable period of time as required by law, generally 18-36 months) to Snap Employees and their eligible dependents who become eligible for such coverage prior to the Distribution Date. Effective as of the Distribution Date, Snap shall be responsible for providing COBRA continuation coverage to Snap Employees and their eligible dependents who become eligible for such coverage on and following the Distribution Date.

      5.10 Workers' Compensation Plan. Effective as of the Separation Date, or such other date as Quantum and Snap may mutually agree, Quantum shall establish a workers' compensation plan for the benefit of Snap Employees (the "Separation Date Workers' Compensation Plan"). Effective as of the Distribution Date, Snap shall establish, terminate or renegotiate the terms of the Separation Date Workers' Compensation Plan. Any Liabilities that accrue under the Separation Date Workers' Compensation Plan shall be Liabilities of Snap.

      5.11 Leave of Absence Plans. Effective as of the Separation Date, Snap Employees shall continue to be eligible to participate in the Leave of Absence Plans of Quantum, subject to Section 5.5 (a) of this Agreement. Effective as of the Distribution Date, Snap Employees shall not be eligible to participate in the Quantum Leave of Absence Plans.

      5.12 Educational Assistance Program. Effective as of the Separation Date, Snap Employees shall continue to be eligible to participate in the Educational Assistance Program of Quantum, subject to Section 5.5 (a) of this Agreement. Effective as of the Distribution Date,

Snap Employees shall not be eligible to participate in the Educational Assistance Program. Adoption Assistance Program.

      5.13 Adoption Assistance Program. Effective as of the Separation Date, Snap Employees shall continue to be eligible to participate in the Adoption Assistance Program of Quantum, subject to Section 5.5 (a) of this Agreement. Effective as of the Distribution Date, Snap Employees shall not be eligible to participate in the Adoption Assistance Program.

      5.14 Wellness Programs. Effective as of the Separation Date, Snap Employees shall continue to be eligible to participate in the Quantum wellness programs, subject to Section 5.5 (a) of this Agreement. Effective as of the Distribution Date, Snap Employees shall not be eligible to participate in the Quantum wellness programs.


                                   ARTICLE VI

                          EQUITY AND OTHER COMPENSATION

      6.1 Bonus Plans. Effective at the Separation Date (or such other date as Snap and Quantum may mutually agree), Snap shall cease to continue to be a Participating Company in applicable Quantum bonus plans that Snap Employees were eligible to receive awards under prior to the Separation Date. In Snap's sole and absolute discretion it may establish a Snap bonus plan on or after the Separation Date, and any award earned or accrued (as is applicable) shall be the sole responsibility of Snap.

      6.2 Severance Plans. Snap shall, until the Distribution Date (or such other date as Snap and Quantum may mutually agree), continue to be a Participating Company in the Quantum Severance Plan. Snap shall cease to be a Participating Company in the Quantum Severance Plan coincident with Snap's establishment of the Snap Severance Plan (or if none, Snap's written notice to Quantum of its withdrawal as a Participating Company in the Quantum Severance Plan.)

      6.3 Options and Restricted Stock.

 (a) Treatment of Options and Restricted Stock for Employees transferring to Snap. At the Distribution Date (or such other date as Quantum and Snap may mutually agree), each outstanding Quantum Option and DSS Restricted Stock held by Snap Employees, whether vested or unvested, shall be, in connection with the Distribution, assumed by Snap. Each Quantum Option or DSS Restricted Stock so assumed by Snap shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Quantum Stock Plans and as provided in the respective option agreements governing such assumed Quantum Option or DSS Restricted Stock as of the Distribution Date (or such other date as Quantum and Snap may mutually agree), except that (i) such assumed Quantum Option or DSS Restricted Stock shall be exercisable for that number of whole shares of Snap common stock equal to the quotient of the number of shares of Quantum common stock that would be issuable upon exercise of such Quantum Option or DSS Restricted Stock as of the Distribution Date (assuming that all vesting conditions applicable to such option were then satisfied) divided by the Ratio, rounded down to the nearest whole number of shares of Snap common stock, and
(ii) the per share exercise price for the shares of Snap common stock issuable upon exercise of such assumed Quantum Option or DSS Restricted Stock shall be equal to the product determined by multiplying the exercise price per share of Quantum common stock at which such Quantum Option or DSS Restricted Stock was exercisable as of the Distribution Date by the Ratio, rounded up to the nearest whole cent.

          (b) Treatment of Options and Restricted Stock for Employees Remaining at Quantum. On the distribution date, Quantum employees holding DLT & Storage Systems Group ("DSS") options will have the their options converted into options to purchase DSS and Snap stock; provided, however, that no more than 6,500,000 Snap shares shall be reserved for issuance pursuant to the Quantum employees' exercise of options to purchase Snap stock. The number of shares covered by the options and the exercise price of the options will be determined using a "blended approach" in which a certain percentage of the spread on a DSS option on the distribution date is moved to Snap and the remaining portion of the spread is preserved in the DSS option. The DSS option will be separately exercisable from the Snap option. On the distribution date, holders of DSS Restricted Stock shall receive a distribution of Snap stock as described in
Section 4.1(b) of the Master Separation and Distribution Agreement; provided, however that to the extent a DSS stockholder is unvested in such restricted stock, the Snap stock shall be held in escrow and shall be distributed to the DSS stockholder as the DSS restricted stock vests.

     Snap options held by Quantum employees will be governed pursuant to the terms of the Snap Plan. Quantum employees who exercise Snap options will receive stock from the Snap Plan. After Snap's initial public offering, but before the distribution date, Snap will register the stock underlying Quantum employees' Snap options on Form S-8.

          (c) Certain Non-U.S. Optionees. Except as may otherwise be agreed upon by Quantum and Snap this Section 6.2 shall govern the treatment of Quantum Options held by non-U.S. Snap Employees.

      6.4 Stock Purchase Plan. Through the Distribution Date, Snap Employees shall continue to be eligible for participation in the Quantum Stock Purchase Plan. On or before the Registration Date (or such other date as Quantum and Snap may mutually agree), Snap shall establish a Stock Purchase Plan for the benefit of Snap Employees. The Plan shall become effective at a time determined by the Snap Plan's administrator. Effective as of the Registration Date, Snap Employees shall cease to be eligible to participate in and to have any further payroll deductions withheld pursuant to the Quantum Stock Purchase Plan; provided, however, that payroll deductions withheld for Snap Employees prior to the Registration Date may be used to purchase shares at the next scheduled purchase date under the Quantum Stock Purchase Plan.

      6.5 Stock Plan. Through the Registration Date, Snap Employees shall continue to be eligible for participation in the Quantum Stock Plan. Notwithstanding the foregoing, effective as of the Separation Date, Snap Employees shall not be eligible to receive any additional option grants that may be made pursuant to the Quantum Stock Plan. Effective on or before the Registration Date (or such other date as Quantum and Snap may mutually agree), Snap shall establish and sponsor a Stock Plan for the benefit of Snap Employees, directors and consultants.


                                  ARTICLE VII

                           ADMINISTRATIVE PROVISIONS

      7.1 Sharing of Participant Information. Quantum and Snap shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Quantum Plans and the Snap Plans during the respective periods applicable to such Plans as Snap and Quantum may mutually agree. Quantum and Snap and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

      7.2 Costs and Expenses. Snap shall bear all costs and expenses, including but not limited to legal and actuarial fees, incurred from and after the Distribution Date in the design, drafting and implementation of any and all plans and compensation structures which it establishes or creates and the amendment of its existing plans or compensation structures.


                                  ARTICLE VIII

                           EMPLOYMENT-RELATED MATTERS

      8.1 Employee Agreements. Definition. As used in this Section 8.1, "Employee Agreement" means Quantum's Employee Information Agreements and corresponding agreements in foreign countries executed by each Quantum employee.

          (a) Survival of Quantum Employee Agreement Obligations and Quantum's Common Law Rights. All former Quantum employees transferred to Snap as of the Separation Date shall remain bound by the Quantum Employee Agreements as if such employees had been terminated by Quantum as of the Separation Date; provided, however, that none of the following acts committed by former Quantum employees within the scope of their Snap employment shall constitute a breach of such Quantum Employee Agreements: (i) the use or disclosure of Confidential Information (as that term is defined in the former Quantum employee's Quantum Employee Agreement) for or on behalf of Snap, if such disclosure is consistent with the license rights granted to Snap and restrictions imposed on Snap under this Agreement, any other Ancillary Agreement or any other agreement between the parties and (ii) solicitation of the employees of one party by the other party prior to the Distribution Date. Further, Quantum retains any rights it has under statute or common law with respect to actions by its former employees to the extent such actions are inconsistent with the rights granted to Snap and restrictions imposed on Snap under this Agreement, any other Ancillary Agreement or any other agreement between the parties.

          (b) Assignment, Cooperation for Compliance and Enforcement.

              (i) Quantum retains all rights under the Quantum Employee Agreements of all former Quantum employees necessary to permit Quantum to protect the rights and interests of Quantum, but hereby transfers and assigns to Snap its rights under the Quantum Employee Agreements of all former Quantum employees to the extent required to permit Snap to enjoin, restrain, recover damages from or obtain specific performance of the Quantum Employee Agreements or obtain other remedies against any employee who breaches his/her Quantum Employee Agreement, and to the extent necessary to permit Snap to protect the rights and interests of the Snap Business on the Separation Date.

              (ii) Quantum and Snap agree, at their own respective cost and expense, to use their reasonable efforts to cooperate as follows: (A) Snap shall advise Quantum of: (1) any violation(s) of the Quantum Employee Agreement by former Quantum employees, and (2) any violation(s) of the Snap Employee Agreement which affect Quantum's rights; and (B) Quantum shall advise Snap of any violations of the Quantum Employee Agreement by current or former Quantum employees which affect Snap's rights; provided, however, that the foregoing obligations shall only apply to violations which become known to an attorney within the legal department of the party obligated to provide notice thereof.

              (iii) Quantum and Snap each may separately enforce the Quantum Employee Agreements of former Quantum employees to the extent necessary to reasonably protect their respective interests, provided, however, that (i) Snap shall not commence any litigation relating thereto without first consulting with Quantum's General Counsel or his/her designee and (ii) Quantum shall not commence any litigation relating thereto against any former Quantum employee who is at the time an Snap employee without first consulting with Snap's Chief Executive Officer or his/her designee.

              (iv) Quantum and Snap understand and acknowledge that matters relating to the making, performance, enforcement, assignment and termination of employee agreements are typically governed by the laws and regulations of the national, federal, state or local governmental unit where an employee resides, or where an employee's services are rendered, and that such laws and regulations may supersede or limit the applicability or enforceability of this Section 8.1. In such circumstances, Quantum and Snap agree to take action with respect to the employee agreements that best accomplishes the parties' objectives as set forth in this Section 8.1 and that is consistent with applicable law.

      8.2 Terms of Snap Employment. At or before the Separation Date, Snap Employees shall be required to execute a new agreement regarding confidential information and proprietary developments, if such form is required at the sole and absolute discretion of Snap. In addition, nothing in this Agreement shall be construed to change the at-will status of the employment of any of the employees of Quantum or Snap.

      8.3 Non-Solicitation of Employees. Quantum and Snap each agree that, effective as of the Distribution Date, Quantum and Snap shall not solicit or recruit, without the other party's express written consent, the other party's employees for a period of one (1) year following the Distribution Date. To the extent this prohibition is waived, any recruitment efforts by either Quantum or Snap during the period of one (1) year after the Distribution Date shall be coordinated with appropriate management personnel, as Quantum and Snap shall mutually agree, of Quantum or Snap. Notwithstanding the foregoing, this prohibition on solicitation does not apply to actions taken by a party either:
(a) solely as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation, or (b) as a result of an employee's initiative.

      8.4 Employment of Employees with United States Work Visas. Snap Employees with U.S. work visas authorizing them to work for Snap will continue to hold work authorization for Snap after the Separation Date. Snap will request amendments to the nonimmigrant visa status of Snap Employees with U.S. work visas authorizing them to work for Quantum.

      8.5 Non-Termination of Employment; No Third-Party Beneficiaries. No provision of this Agreement shall be construed to create any right or accelerate entitlement to any compensation or benefit whatsoever on the part of any Snap Employee or other former, present or future employee of Quantum or Snap under any Quantum Plan or Snap Plan or otherwise. Without limiting the generality of the foregoing: (a) neither the Distribution or Separation, nor the termination of the Participating Company status of Snap shall cause any employee to be deemed to have incurred a termination of employment; and (b) no transfer of employment between Quantum and Snap before the Distribution Date shall be deemed a termination of employment for any purpose hereunder.

      8.6 Employment Litigation.

      (a) Claims to be Transferred to Snap and/or Jointly Defended by Quantum and Snap. On or before the Distribution Date, Quantum and Snap will enter into a written agreement that specifies the legal responsibility and accompanying Liability for identified claims of Snap, if any.

      (b) Unscheduled Claims. Snap shall have sole responsibility for all employment-related claims regarding Snap Employees that arise out of facts, acts or omissions occurring on or after the Distribution Date relating to, arising out of, or resulting from their employment with Snap. Quantum shall have sole responsibility for all employment-related claims by or regarding Quantum employees and for all employment-related claims by or regarding Snap Employees that arise out of facts, acts or omissions occurring prior to the Distribution Date.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 Effect if Separation, IPO and/or Distribution Does Not Occur. If the Separation, IPO and/or Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Separation Date, IPO, Registration Date and/or Distribution Date, or otherwise in connection with the Separation, IPO, Registration and/or Distribution, shall not be taken or occur except to the extent specifically agreed by Snap and Quantum.

      9.2 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

      9.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Law of the State of California without regard to the principles of conflicts of Laws thereunder, to the extent not preempted by the Employee Retirement Income Security Act of 1974.

      9.4 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by Quantum and Snap. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

      9.5 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

      9.6 Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement.

When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article of, Section of, or Schedule to this Agreement unless otherwise indicated.

      9.7 Amendment. The Board of Directors of Snap and Quantum may mutually agree to amend the provisions of this Agreement at any time or times, for any reason, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable. No change or amendment will be made to this Agreement, except by an instrument in writing signed by authorized individuals.

      9.8 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Registration Date by and in the sole discretion of Quantum without the approval of Snap. This Agreement may be terminated at any time after the Registration Date and before the Distribution Date by mutual consent of Quantum and Snap. In the event of termination pursuant to this Section, no party shall have any liability of any kind to the other party.

      9.9 Conflict. This Agreement is not intended to address, and should not be interpreted to address, the matters expressly covered by the Separation Agreement and/or the other Ancillary Agreements.

      9.10 Counterparts. This Agreement, including the Schedules hereto (if applicable) and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

      9.11 Dispute Resolution. Any and all controversies, disputes or claims arising out of, relating to, in connection with or resulting from this Agreement (or any amendment thereto or any transaction contemplated hereby or thereby), including as to its existence, interpretation, performance, non-performance, validity, breach or termination, including any claim based on contract, tort, statute or constitution and any claim raising questions of law, whether arising before or after termination of this Agreement, shall be deemed a Dispute as defined in the Separation Agreement and shall be resolved exclusively by, in accordance with, and subject to the limitations set forth in the Separation Agreement.

      IN WITNESS WHEREOF, each of the parties have caused this Employee Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                                        QUANTUM, INC.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------



                                        SNAP APPLIANCES, INC.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------